EXHIBIT 32.2

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales
Noble Corporation, a Cayman Islands company
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble-UK”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”) on Form 10-K for the period ended December 31, 2019, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen M. Butz, Executive Vice President and Chief Financial Officer and Principal Financial Officer of Noble-UK and Director, Executive Vice President and Chief Financial Officer and Principal Financial Officer of Noble-Cayman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 20, 2020	/s/ Stephen M. Butz
Stephen M. Butz

Executive Vice President and Chief Financial Officer (Principal Financial Officer) of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales, and Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer) of Noble Corporation, a Cayman Islands company